Exhibit 99.1
FOR IMMEDIATE RELEASE
Idenix Pharmaceuticals Contact:
Teri Dahlman (617) 995-9905
IDENIX PHARMACEUTICALS REPORTS FIRST QUARTER FINANCIAL RESULTS
Cambridge, MA, April 29, 2008 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral and other infectious diseases, today reported unaudited financial results for the first quarter ended March 31, 2008. At March 31, 2008, Idenix’s cash, cash equivalents and marketable securities totaled approximately $99.0 million.
2008 Year-to-Date Business Highlights
•	Idenix reported positive data from an ongoing phase I/II study of IDX899, a non-nucleoside reverse transcriptase inhibitor (NNRTI) being developed for the treatment of HIV-1. In the first dosing cohort of this study, eight HIV-1 infected treatment-naïve patients receiving 800 mg of IDX899 once-daily achieved a median reduction in plasma virus levels of approximately 2.0 log10, or 99 percent, after seven days of treatment. The 400 mg cohort of this study is now complete and dosing has been initiated in the 200 mg cohort. To date, no serious adverse events have been reported and no patients have discontinued from the study. Data from this clinical trial have been submitted for presentation at scientific meetings this summer.

•	The company continued to make progress with its hepatitis C discovery and development programs, having presented data from preclinical studies of its lead nucleotide prodrug candidate, IDX184, and potential clinical candidates from its protease inhibitor program at the annual meeting of the European Association for the Study of the Liver (EASL) last week. (Please see Idenix press release dated April 23, 2008 for more information regarding the EASL presentations.)
▪	The lead clinical candidate from the nucleotide prodrug program, IDX184, is on track for an investigational new drug (IND) application submission in the first half of 2008. Based on the preclinical pharmacology and toxicology profile of IDX184 demonstrated to date, the company anticipates that the first-in-man clinical trial should be initiated in the second half of 2008.

▪	Idenix also reported positive preclinical data from its HCV protease inhibitor program, with internally discovered compounds exhibiting potency in the HCV replicon system and good pharmacokinetic profiles in several animal species.
“We have made significant progress in the last six months in the discovery and development of our HCV and HIV programs,” said Jean-Pierre Sommadossi, Ph.D., chairman and chief executive officer of Idenix. “We are very pleased with the initial antiviral activity and safety data generated in the IDX899 clinical development program. Based on the profile of IDX899 exhibited to date, we believe that IDX899 could play an important role in the treatment of patients with HIV.”
Sommadossi continued, “Our expertise and focus on antiviral discovery and development enables us to rapidly advance our programs through IND-enabling preclinical studies, proof-of-concept testing and into phase II clinical studies. With a comprehensive HCV discovery program in each of the major classes of direct-acting HCV antivirals, we are uniquely positioned to be one of the first companies to develop our own specifically targeted antiviral therapy for HCV (STAT-C).”

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For the first quarter ended March 31, 2008, Idenix reported total revenues of $2.0 million, compared with total revenues of $24.8 million in the first quarter of 2007. The reduction in total revenues for the first quarter of 2008 as compared to the first quarter of 2007 was due to a decline of approximately $12.0 million in reimbursements of research and development costs from Novartis and the lack of receipt of milestone payments during the first quarter of 2008. Total revenues for the first quarter of 2008 consisted primarily of the amortization of upfront fees associated with development programs licensed by Novartis and royalties associated with worldwide sales of Tyzeka®/Sebivo® (telbivudine). Idenix reported a net loss of $20.5 million, or a loss of $0.36 per basic and diluted share, for the first quarter ended March 31, 2008, compared to a net loss of $11.6 million, or a loss of $0.21 per basic and diluted share, for the first quarter ended March 31, 2007.
2008 Financial Guidance
The company continues to expect to end 2008 with approximately $50.0 million of cash, cash equivalents and marketable securities, assuming no milestone payments, license fees, reimbursement for development programs, and no financing activities during 2008.
Conference Call Information
Idenix will hold a conference call today at 8:30 a.m. ET. To access the call please dial 800-471-3635 U.S./Canada 706-758-9475 International and enter conference identification number 43988689 or to listen to a live webcast of the call, go to “Calendar of Events” in the Idenix Investor Center at www.idenix.com. Please log in approximately 10 minutes before the call to ensure a timely connection. An archived webcast will be available on the Idenix website for two weeks after the call. A replay of the call will also be available. To access the replay, please dial 800-642-1687 U.S./Canada or 706-645-9291 International and enter the passcode 43988689.
About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral and other infectious diseases. Idenix’s current focus is on the treatment of infections caused by hepatitis C virus and HIV. For further information about Idenix, please refer to www.idenix.com.
Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “plans,” “anticipates,” “will,” or similar expressions, or by express or implied statements with respect to the company’s clinical development programs or commercialization activities in HIV or hepatitis C, or any potential pipeline candidates and expectations with respect to additional milestone payments and cash balances at the end of 2008. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no guarantees that historical sales of Tyzeka/Sebivo will in any way suggest future royalty payments or royalty rates owed to the company, or that the company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization. In particular, management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the company’s dependence on its collaboration with Novartis Pharma AG; changes in the company’s business plan or objectives; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2007 as

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filed with the Securities and Exchange Commission (SEC) and other filings that the company makes with the SEC.
All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

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IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended
	March 31,
	2008	2007

Revenues:
Collaboration revenue — related party	$2,031	$24,351
Other revenue	13	455

Total revenues	2,044	24,806

Operating expenses (1):
Cost of sales	395	70
Research and development	14,868	22,554
Selling, general and administrative	8,321	15,840
Restructuring charges	260	—

Total operating expenses	23,844	38,464

Loss from operations	(21,800)	(13,658)
Investment and other income, net	939	1,978

Loss before income taxes	(20,861)	(11,680)
Income tax benefit	401	111

Net loss	$(20,460)	$(11,569)

Basic and diluted net loss per share:	($0.36)	($0.21)

Shares used in calculation of basic and diluted net loss per share:	56,274	56,126

(1) Stock-based compensation expenses included in operating expenses amounted to approximately:
Research and development	$660	$1,168

Selling, general and administrative	880	1,237

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IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31,	December 31,
	2008	2007

ASSETS
Cash and cash equivalents	$54,613	$48,260
Marketable securities	30,947	39,862
Receivables from related party	940	11,196
Other current assets	3,440	4,401

Total current assets	89,940	103,719
Intangible assets, net	13,258	13,548
Property and equipment, net	15,146	15,461
Marketable securities, non-current	13,330	23,882
Other assets	3,901	3,930

Total assets	$135,575	$160,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$17,440	$21,809
Deferred revenue, related party	8,193	8,372
Other current liabilities	486	553

Total current liabilities	26,119	30,734
Long-term obligations	18,073	19,107
Deferred revenue, related party, net of current position	38,916	41,861

Total liabilities	83,108	91,702
Stockholders’ equity	52,467	68,838

Total liabilities and stockholders’ equity	$135,575	$160,540

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